UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Annual Incentive Compensation Plan Awards

On April 26, 2006, the Board of Directors (the “Board”) of STERIS Corporation (“STERIS” or the “Company”) ratified the recommendation of the Compensation and Corporate Governance Committee (the “Committee”) of the Board regarding the annual cash incentive awards for fiscal 2006 under STERIS’s Management Incentive Compensation Plan (“MICP”). Annual cash incentive compensation payments under the MICP are generally based on the achievement of financial goals, as well as achievement of individual objectives. For fiscal 2006, the financial goals were based on a combination of the following: Company and/or segment (depending upon the responsibilities of the executive officer) revenue, Company free cash flow, Company earnings before interest and taxes (EBIT) and business segment contribution margin. In addition, to receive the incentive compensation payments, executive officers also were required to achieve individual performance objectives. Incentive compensation goals and objectives and award opportunities for each executive officer were based on the responsibilities of the executive officer’s position and the competitive marketplace.

Pursuant to the terms of the MICP, the Committee approved certain adjustments to the fiscal 2006 financial goals to take into account certain non-recurring charges that occurred during fiscal 2006. The Board ratified the Committee’s recommendation regarding awards for fiscal 2006 to certain members of management, including the following awards to named executive officers: Laurie Brlas, $25,000; Peter A. Burke, $47,500; Gerard J. Reis, $40,000; and Charles L. Immel, $25,000.

A copy of the MICP was previously filed by the Company as Exhibit 10.2 to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Additionally, the Board approved the payment of a bonus of $140,000 to Les C. Vinney pursuant to the recommendation of the Compensation & Corporate Governance Committee.

Annual Management Incentive Compensation Plan Criteria

Also on April 26, 2006, the Board ratified the Committee recommendations regarding performance objectives for annual cash incentive payments under the MICP for the fiscal year ending March 31, 2007, which also will be based on the achievement of financial performance goals, as well as achievement of individual objectives. The financial performance objectives under the MICP will be based on a combination of the following: Company and/or segment revenue, Company free cash flow, Company earnings before interest and taxes (EBIT) and business segment contribution margin. Personal performance objectives vary from individual to individual, but generally include matters such as growth, productivity, quality, market-led programs, expense management, safety and legal and regulatory compliance.

ITEM 8.01. Other Events.

Quarterly Dividend Authorized

On April 26, 2006, the Board also authorized the payment of a quarterly dividend in the amount of $0.04 per share. The dividend is payable June 14, 2006 to shareholders of record at the closing of the stock transfer books on May 17, 2006. A copy of the press release announcing this action is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by STERIS Corporation on April 27, 2006 regarding its Board of Directors Authorization of a Quarterly Dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas
Senior Vice President and Chief Financial Officer

Date: May 2, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued by STERIS Corporation on April 27, 2006 regarding its Board of Directors Authorization of a Quarterly Dividend.